Exhibit 99.1

FOREST OIL CORPORATION

Introduction to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest Oil Corporation (“Forest”) may have appeared had the merger with The Houston Exploration Company (“Houston Exploration”) and related transactions, including the private placement of $750 million of senior notes due 2019, occurred as of March 31, 2007 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2006 (with respect to statements of operations information).  The pro forma statement of operations for the year ended December 31, 2006 also gives effect to Forest’s spin-off of its Gulf of Mexico operations (the “Spin-off”) on March 2, 2006 and to Houston Exploration’s sales of offshore properties during 2006 as though the Spin-off and such sales had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transactions described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The unaudited pro forma condensed consolidated financial statements do not give effect to the impact of possible revenue enhancements, expense efficiencies and asset dispositions, among other factors.  The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the financial position and results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2007

			Pro Forma
			Adjustments for the
			Merger
		Houston	Transactions		Pro Forma
	Forest	Exploration(*)	(Note 2)		Combined
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$17,086	29,487	––		46,573
Accounts receivable	141,821	76,664	––		218,485
Derivatives	17,508	2,494	––		20,002
Deferred tax assets	365	19,811	(10,329	)(i)	9,847
Other current assets	65,926	10,292	––		76,218
Total current assets	242,706	138,748	(10,329)		371,125
Property, plant and equipment, at cost:
Oil and gas properties, full cost method of accounting:
Proved, net of accumulated depletion	2,601,815	1,628,029	212,044	(i)	4,441,888
Unproved	244,228	34,880	216,120	(i)	495,228
Net oil and gas properties	2,846,043	1,662,909	428,164		4,937,116
Other property and equipment, net of accumulated depreciation and amortization	48,445	4,247	––		52,692
Net property and equipment	2,894,488	1,667,156	428,164		4,989,808
Derivative instruments	6,804	––	––		6,804
Goodwill	86,385	––	270,736	(i)	357,121
Other assets	38,902	16,368	(5,635	)(i)	66,335
			16,700	(vi)
	$3,269,285	1,822,272	699,636		5,791,193
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$216,856	136,081	54,739	(i)	407,676
Accrued interest	20,419	3,581	––		24,000
Derivative instruments	10,774	27,698	––		38,472
Current portion of long-term debt	2,500	––	––		2,500
Asset retirement obligations	3,055	––	––		3,055
Other current liabilities	10,877	4,528	––		15,405
Total current liabilities	264,481	171,888	54,739		491,108

Long-term debt	1,245,810	175,000	781,505	(i)	2,219,015
			16,700	(vi)
Asset retirement obligations	62,758	77,314	(37,241	)(i)	102,831
Derivative instruments	5,256	14,165	––		19,421
Deferred income taxes	211,127	377,912	142,271	(i)	731,310
Other liabilities	34,116	21,243	––		55,359
Total liabilities	1,823,548	837,522	957,974		3,619,044
Shareholders’ equity:
Preferred stock	––	––	––		––
Common stock	6,304	282	(282	)(i)	8,703
			2,399	(i)
Capital surplus	1,218,814	260,115	(260,115	)(i)	1,942,827
			724,013	(i)
Retained earnings	143,647	740,765	(740,765	)(i)	143,647
Accumulated other comprehensive income (loss)	76,972	(16,412)	16,412	(i)	76,972
Total shareholders’ equity	1,445,737	984,750	(258,338)		2,172,149
	$3,269,285	1,822,272	699,636		5,791,193

(*)     Amounts presented herein are consistent with those presented in the Houston Exploration Form 10-Q as of March 31, 2007; however, certain amounts have been reclassified to conform with Forest’s presentation.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

			Pro Forma
			Adjustments for
			the Merger
		Houston	Transactions		Pro Forma
	Forest	Exploration	(Note 2)		Combined
	(In Thousands, Except Per Share Data)
Revenue:
Oil and gas sales:
Natural gas and oil revenues	$––	103,623	(103,623	)(v)	––
Natural gas	97,297	––	109,921	(v)	207,218
Oil, condensate, and natural gas liquids	85,259	––	11,270	(v)	96,529
Total oil and gas sales	182,556	103,623	17,568		303,747
Other	––	208	(208	)(v)	––
Marketing, processing, and other	53	––	6	(v)	59
Total revenue	182,609	103,831	17,366		303,806
Operating expenses:
Lease operating expenses	36,040	13,174	(3,570	)(v)	45,644
Severance tax	––	1,843	(1,843	)(v)	––
Production and property taxes	7,910	––	5,413	(v)	13,323
Transportation and processing costs	4,194	2,362	––		6,556
General and administrative (including stock-based compensation)	12,971	10,145	––		23,116
Depreciation and depletion	60,459	57,089	716	(ii)	118,264
Accretion of asset retirement obligations	1,275	1,082	––		2,357
Total operating expenses	122,849	85,695	716		209,260
Earnings from operations	59,760	18,136	16,650		94,546
Other income and expense:
Interest expense	24,353	3,105	12,192	(iii)	39,650
Unrealized losses on derivative instruments, net	57,838	––	18,670	(v)	76,508
Realized gains on derivative instruments, net	(25,134)	––	(1,102	)(v)	(26,236)
Unrealized foreign currency exchange gain	(49)	––	––		(49)
Gain on sale of assets	(7,176)	––	––		(7,176)
Other (income) expense, net	(888)	(542)	(202	)(v)	(1,632)
Total other income and expense	48,944	2,563	29,558		81,065
Earnings before income taxes	10,816	15,573	(12,908)		13,481
Income tax	3,925	5,628	(4,642	)(iv)	4,911
Net earnings	$6,891	9,945	(8,266)		8,570
Basic earnings per common share:
Basic earnings per common share	$.11				.10
Diluted earnings per common share:
Diluted earnings per common share	$.11				.10
Weighted average shares outstanding:
Basic	62,393		23,990		86,383
Diluted	63,734		23,990		87,724

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

			Pro Forma
		Pro Forma	Adjustments for
	Pro Forma	Houston	the Merger
	Forest	Exploration	Transactions		Pro Forma
	(Note 3)	(Note 4)	(Note 2)		Combined
	(In Thousands, Except Per Share Data)
Revenue:
Oil and gas sales:
Natural gas	$370,516	419,226	––		789,742
Oil, condensate, and natural gas liquids	397,664	27,428	––		425,092
Total oil and gas sales	768,180	446,654	––		1,214,834
Marketing, processing, and other	5,536	77	––		5,613
Total revenue	773,716	446,731	––		1,220,447
Operating expenses:
Lease operating expenses	136,578	34,001	––		170,579
Production and property taxes	38,890	23,443	––		62,333
Transportation and processing costs	21,532	9,921	––		31,453
General and administrative (including stock-based compensation)	48,010	36,013	––		84,023
Depreciation and depletion	244,657	213,267	14,726	(ii)	472,650
Accretion of asset retirement obligations	4,995	1,935	––		6,930
Impairments and other	3,668	19,000	––		22,668
Spin-off and merger costs	5,416	––	––		5,416
Total operating expenses	503,746	337,580	14,726		856,052
Earnings from operations	269,970	109,151	(14,726)		364,395
Other income and expense:
Interest expense	70,402	20,344	48,151	(iii)	138,897
Unrealized (gains) losses on derivative instruments, net	(73,788)	12,105	––		(61,683)
Realized losses on derivative instruments, net	23,821	––	––		23,821
Unrealized foreign currency exchange loss	3,931	––	––		3,931
Other (income) expense, net	(104)	(10,594)	––		(10,698)
Total other income and expense	24,262	21,855	48,151		94,268
Earnings before income taxes and discontinued operations	245,708	87,296	(62,877)		270,127
Income tax	86,551	37,609	(26,134	)(iv)	98,026
Earnings from continuing operations	159,157	49,687	(36,743)		172,101
Income from discontinued operations, net of tax	2,422	––	––		2,422
Net earnings	$161,579	49,687	(36,743)		174,523
Basic earnings per common share:
Earnings from continuing operations	$2.56				1.99
Income from discontinued operations, net of tax	.04				.03
Basic earnings per common share	$2.60				2.02
Diluted earnings per common share:
Earnings from continuing operations	$2.51				1.97
Income from discontinued operations, net of tax	.04				.03
Diluted earnings per common share	$2.55				2.00
Weighted average shares outstanding:
Basic	62,226		23,990		86,216
Diluted	63,431		23,990		87,421

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

March 31, 2007 and December 31, 2006

Note 1    Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest Oil Corporation (“Forest”) may have appeared had the merger with The Houston Exploration Company (“Houston Exploration”) and related transactions, including the private placement of $750 million of senior notes due 2019, occurred as of March 31, 2007 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2006 (with respect to statements of operations information).  The pro forma statement of operations for the year ended December 31, 2006 also gives effect to Forest’s spin-off of its Gulf of Mexico operations (the “Spin-off”) on March 2, 2006 and to Houston Exploration’s sales of offshore properties during 2006 as though the Spin-off and such sales had occurred on January 1, 2006.  The transactions for which these pro forma financial statements are presented are explained in more detail in the following footnotes.

Following are descriptions of selected columns included in the accompanying unaudited pro forma condensed consolidated financial statements and notes to unaudited pro forma condensed consolidated financial statements:

Forest—Represents the historical consolidated balance sheet of Forest as of March 31, 2007 and the historical consolidated results of operations of Forest for the three months ended March 31, 2007 and the year ended December 31, 2006.

Pro forma Forest—Represents the pro forma results of operations of Forest for the year ended December 31, 2006, adjusted as if the Spin-off occurred on January 1, 2006. See Note 3 for additional information regarding the Spin-off.

Houston Exploration—Represents the historical consolidated balance sheet of Houston Exploration as of March 31, 2007 and the historical consolidated results of operations of Houston Exploration for the three months ended March 31, 2007 and the year ended December 31, 2006.

Pro forma Houston Exploration—Represents the pro forma results of operations of Houston Exploration for the year ended December 31, 2006, adjusted as if the sales of offshore properties occurred on January 1, 2006. See Note 4 for additional information regarding the sales of the offshore properties.

Note 2    Houston Exploration Merger

Background

On January 7, 2007, Forest announced it had entered into a definitive agreement and plan of merger pursuant to which Houston Exploration would merge with and into Forest in a stock and cash transaction totaling approximately $1.5 billion plus the assumption of debt. At that time, Houston Exploration was an independent natural gas and oil producer engaged in the exploration, development, exploitation, and acquisition of natural gas and oil reserves in North America, with operations in the following four producing areas in the United States: South Texas, East Texas, the Arkoma Basin of Arkansas, and the Uinta and DJ Basins in the Rocky Mountains. The boards of directors of Forest and Houston Exploration each unanimously approved the transaction. Forest management and its board of directors continued in their current positions with Forest following the completion of the merger. The merger closed on June 6, 2007.

In accordance with the merger agreement, holders of shares of Houston Exploration common stock received an aggregate of approximately 24.0 million shares of Forest common stock (with related shareholders’ rights) and a total of approximately $750 million in cash. In the merger, each issued and outstanding share of Houston Exploration common stock converted into the right to receive merger consideration equal in value to (i) 0.84 shares of common stock of Forest, par value $0.10 per share (‘‘Forest Common Stock’’), and (ii) $26.25 per share in cash, without interest. Stockholders of Houston Exploration had the right to elect to receive Forest Common Stock, cash or a combination of Forest Common Stock and cash, subject to equalization so that each share of Houston Exploration common stock receives consideration representing equal value and proration in the event either the Forest Common Stock or cash component is oversubscribed.

A portion of the cash component of the acquisition was financed with the net proceeds from a private placement of $750 million of senior notes due 2019 and the remainder under an amended and restated revolving credit facility of up to $1.4 billion. At the request of Forest, and in connection with the merger, Houston Exploration commenced a tender offer and consent solicitation to repurchase any or all of its $175 million senior subordinated notes immediately prior to the completion of the merger. Houston Exploration funded the repurchase with cash on hand and borrowings under its revolving credit facility.

The senior notes due 2019 were not initially registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.   The senior notes due 2019 may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

The merger with Houston Exploration, including the completion of Houston Exploration's tender offer for its outstanding senior subordinated notes, the borrowing under Forest’s new credit facilities in connection with the merger, and the private placement of $750 million of senior notes due 2019 are referred to as the “Merger Transactions.”

Method of Accounting for the Houston Exploration Merger

Forest accounted for the merger using the purchase method of accounting for business combinations. Forest is deemed to be the acquirer of Houston Exploration for purposes of accounting for the merger. The purchase method of accounting requires Forest to record the assets and liabilities of Houston Exploration at their fair values.

The purchase price of Houston Exploration’s net assets acquired in the merger was based on the total value of the cash consideration and the Forest Common Stock issued to Houston Exploration stockholders. For accounting purposes, the per share value of the Forest Common Stock issued is $30.28, which represents the average closing price of Forest’s common stock for a period of five trading days surrounding the announcement of the merger.

Pro Forma Adjustments

(i)   To record the acquisition of Houston Exploration in accordance with the terms of the merger agreement, including approximately $779 million of cash (including estimated direct merger costs of approximately $9 million and approximately

$21 million related to the cash settlement of Houston Exploration stock options) financed with borrowings under the new credit facilities described below and the net proceeds from the private placement of $750 million of senior notes due 2019. The allocation of the purchase price is preliminary and is subject to change. The allocation of the purchase price will be finalized after Forest’s management’s review of the relative fair values of the net assets acquired.

The following table represents the preliminary allocation of the total purchase price of Houston Exploration to the acquired assets and liabilities of Houston Exploration. The allocation represents the fair values assigned to each of the assets acquired and liabilities assumed. The purchase price allocation is preliminary, subject to finalized fair value appraisals and completed evaluations of proved and unproved oil and gas properties, deferred income taxes, contractual arrangements and legal and environmental matters. These and other estimates are subject to change as additional information becomes available and is assessed by Forest.

(In Thousands)

Fair value of Houston Exploration’s net assets:
Net working capital	$(107,690)
Proved oil and gas properties	1,840,073
Unproved oil and gas properties	251,000
Other assets	14,980
Goodwill	270,736
Long-term debt	(177,013)
Net deferred tax liabilities	(510,701)
Other non-current liabilities	(75,481)

Fair value of net assets	$1,505,904

Consideration paid for Houston Exploration’s net assets:
Forest Common Stock issued	$726,412
Cash consideration paid	749,694
Aggregate purchase consideration issued to Houston Exploration stockholders	1,476,106
Plus:
Cash settlement for Houston Exploration stock options	20,874
Estimated direct merger costs incurred	8,924

Total purchase price	$1,505,904

Estimated direct merger costs include legal and accounting fees, printing fees, investment banking expenses and other merger-related costs.

(ii)  To adjust depletion, depreciation and amortization expense for the additional basis allocated to proved oil and gas properties acquired and accounted for using the full cost method of accounting.

(iii) To record interest expense associated with $779 million of cash used to fund the acquisition, including direct merger costs and cash settlement of Houston Exploration stock options, which were financed under the new credit facilities described below and the net proceeds from the private placement of $750 million of senior notes due 2019.

(iv) To provide for the income tax effect of the pro forma adjustments at statutory rates and to adjust for state income tax effects for the combined entity.

(v)  To reclassify certain amounts of natural gas and oil revenues and operating expenses to conform to Forest’s presentation.

(vi) To record additional borrowings under the credit facilities for debt issue costs associated with the new credit facilities and the $750 million of senior notes due 2019 offered in the private placement.

Share Data

The following table provides the calculation of Forest’s historical weighted average basic and diluted outstanding shares to Forest’s pro forma weighted average basic and diluted outstanding shares:

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(In Thousands)
Basic:
Forest’s historical weighted average shares outstanding	62,393	62,226
Forest shares issued to Houston Exploration shareholders	23,990	23,990
Pro forma weighted average Forest shares outstanding	86,383	86,216

Diluted:
Forest’s historical weighted average shares outstanding	63,734	63,431
Forest shares issued to Houston Exploration shareholders	23,990	23,990
Pro forma weighted average Forest shares outstanding	87,724	87,421

Goodwill

The preliminary allocation of the purchase price includes $271 million of asset value attributable to goodwill. Goodwill has been determined in accordance with Statement of Financial Accounting Standards No. 141, ‘‘Business Combinations,’’ and represents the amount by which the total purchase price exceeds the aggregate fair values of assets acquired and liabilities assumed in the merger, other than goodwill. In accordance with Statement of Financial Accounting Standards No. 142, ‘‘Goodwill and Other Intangible Assets,’’ goodwill is tested for impairment on at least an annual basis. If goodwill becomes impaired, its carrying value is reduced to its fair value through an impairment provision that is recorded as a charge to earnings in the period in which the impairment is measured.

Merger Financing

At the time the merger agreement was signed, January 7, 2007, Forest had credit facilities totaling $600 million, consisting of a $500 million U.S. credit facility through a syndicate of banks led by JPMorgan Chase, N.A. and a $100 million Canadian credit facility through a syndicate of banks led by JPMorgan Chase Bank, Toronto Branch. On January 5, 2007, Forest, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. entered into a commitment letter and a related engagement letter and fee letter with respect to the financing of the merger and the related transactions. The commitment letter, as amended, provided for a commitment of an aggregate of up to $1.4 billion in financing under a five-year revolving credit facility consisting of up to $1.25 billion U.S. facility and up to $150 million Canadian facility, which credit facilities would amend and restate Forest’s existing credit facilities and are referred to as the credit facilities. On June 6, 2007, Forest entered into the second amended and restated credit facilities totaling $1 billion consisting of an $850 million U.S. credit facility and a $150 million Canadian credit facility.   The borrower under the Canadian facility is Forest’s subsidiary, Canadian Forest Oil Ltd.  Subject to the agreement of Forest and the applicable lenders, the size of the credit facilities may be increased by $800 million in the aggregate.  Forest’s availability under the credit facilities will be governed by a borrowing base which was initially set at $1.4 billion. Forest financed the approximately $750 million cash portion of the merger consideration through borrowings under the credit facilities and the net proceeds from the private placement of $750 million of senior notes due 2019. Forest also used the credit facilities to finance direct merger costs of approximately $9 million and a payment of approximately $21 million related to the cash settlement of Houston Exploration stock options. Forest used the credit facilities, after the merger occurred, to refinance borrowings incurred by Houston Exploration immediately prior to the merger under its credit facility to fund the repurchase by Houston Exploration immediately prior to the merger of approximately $169 million of its outstanding senior subordinated notes through a tender offer and consent solicitation, as requested by Forest. Upon consummation of the merger, as of March 31, 2007, on a pro forma basis giving effect to the merger and the borrowings under the credit facilities and the net proceeds from the private placement of $750 million of senior notes due 2019 to finance the cash portion of the merger consideration, refinance borrowings under Houston Exploration’s credit facility, estimated direct merger costs, and the cash settlement of Houston Exploration stock options, Forest would have had the following principal amounts of debt outstanding: (i) $265 million of 8% Senior Notes due 2008; (ii) $285 million of 8% Senior Notes due 2011; (iii) $150 million of 7 3/4% Senior Notes due 2014; (iv) $750 million of 7 1/4% Senior Notes due 2019; (v) approximately $374 million of term loan facilities relating to Forest’s Alaska operations; (vi) approximately $6 million of 7% Senior Subordinated Notes due 2013; and (vii) approximately $368 million under the credit facilities.

Note 3    Spin-off and Merger of Forest’s Offshore Gulf of Mexico Operations

On March 2, 2006, Forest completed the Spin-off by means of a special dividend, which consisted of a pro rata spin-off of all outstanding shares of Forest Energy Resources, Inc. (hereinafter known as Mariner Energy Resources, Inc. or ‘‘MERI’’), a total of 50,637,010 shares of common stock, to holders of record of Forest Common Stock as of the close of business on February 21, 2006. Immediately following the Spin-off, MERI was merged with a subsidiary of Mariner Energy, Inc. in a stock-for-stock transaction. The following Forest Oil Corporation unaudited pro forma statement of operations for the year ended December 31, 2006 has been prepared to give effect to the Spin-off as if it had occurred on January 1, 2006.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2006
	Forest	Pro Forma Adjustments		Pro Forma Forest
	(In Thousands)

Revenue:
Oil and gas sales:
Natural gas	$407,565	(37,049	)(a)	370,516
Oil, condensate, and natural gas liquids	406,904	(9,240	)(a)	397,664
Total oil and gas sales	814,469	(46,289)		768,180
Marketing, processing, and other	5,523	13	(a)	5,536
Total revenue	819,992	(46,276)		773,716
Operating expenses:
Lease operating expenses	154,874	(18,296	)(a)	136,578
Production and property taxes	39,041	(151	)(a)	38,890
Transportation and processing costs	21,876	(344	)(a)	21,532
General and administrative (including stock-based compensation)	48,308	(298	)(b)	48,010
Depreciation and depletion	266,881	(22,224	)(c)	244,657
Accretion of asset retirement obligations	7,096	(2,101	)(d)	4,995
Impairments and other	3,668	––		3,668
Spin-off and merger costs	5,416	––		5,416
Total operating expenses	547,160	(43,414)		503,746
Earnings from operations	272,832	(2,862)		269,970
Other income and expense:
Interest expense	71,787	(1,385	)(e)	70,402
Unrealized (gains) losses on derivative instruments, net	(83,629)	9,841	(f)	(73,788)
Realized losses (gains) on derivative instruments, net	23,864	(43	)(f)	23,821
Unrealized foreign currency exchange loss	3,931	––		3,931
Other income, net	(104)	––		(104)
Total other income and expense	15,849	8,413		24,262
Earnings before income taxes and discontinued operations	256,983	(11,275)		245,708
Income tax	90,903	(4,352	)(g)	86,551
Earnings from continuing operations	166,080	(6,923)		159,157
Income from discontinued operations, net of tax	2,422	––		2,422
Net earnings	$168,502	(6,923)		161,579

(a)	To eliminate the revenues and direct operating expenses of MERI.
(b)

To eliminate the salaries and other direct general and administrative expenses attributable to MERI. The pro forma adjustment includes only general and administrative costs directly related to Forest’s offshore Gulf of Mexico operations included in the Spin-off.

(c)	To adjust depreciation and depletion to give effect to the reduction in Forest’s consolidated full cost pool and a reduction in production volumes.
(d)	To eliminate accretion expense attributable to asset retirement obligations associated with properties of MERI.
(e)

To adjust interest expense to give effect to the repayment of a portion of Forest’s outstanding credit facilities using the approximate $200 million in proceeds received from MERI at the time of the Spin-off.

(f)

To adjust for the changes in the fair value of derivative instruments that did not qualify for cash flow hedge accounting treatment, but which were designated as economic hedges of MERI’s oil and gas production.

(g)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

Note 4    Sale of Houston Exploration’s Offshore Properties

Sale of Texas Gulf of Mexico Assets

On March 31, 2006, Houston Exploration completed the sale of the Texas portion of its Gulf of Mexico assets (the ‘‘Texas GOM assets’’). Pursuant to the purchase and sale agreement dated February 28, 2006 between Houston Exploration, as seller, and various partnerships affiliated with Merit Energy Company, as buyer, the gross sale price was $220 million.

Sale of Louisiana Gulf of Mexico Assets

On June 1, 2006, Houston Exploration completed the sale of substantially all of its Louisiana Gulf of Mexico assets (the ‘‘Louisiana GOM assets’’) for a gross sale price of $590 million. The sale of a substantial majority of these assets to various partnerships affiliated with Merit Energy Company was completed on May 31, 2006 pursuant to a purchase and sale agreement dated April 7, 2006, and the sale of certain working interests to Nippon Oil Exploration U.S.A. Ltd. and Chevron USA Inc. was completed on June 1, 2006 pursuant to the exercise of preferential purchase rights. The sale transactions did not include 18 Louisiana offshore blocks retained by Houston Exploration. Of these 18 blocks, eight expired subsequent to the sales transactions, two were drilled during 2006, resulting in two successful exploratory wells, and eight remain classified as undeveloped at the end of the first quarter of 2007.

The following The Houston Exploration Company unaudited pro forma statement of operations for the year ended December 31, 2006 has been prepared to give effect to the sales of the Texas GOM assets and Louisiana GOM assets as if they each had occurred on January 1, 2006.

THE HOUSTON EXPLORATION COMPANY
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2006
	Houston Exploration	Pro Forma Adjustments		Pro Forma Houston Exploration
	(In Thousands)

Revenue:
Oil and gas sales:
Natural gas and oil revenues	$529,586	(529,586	)(a)	––
Natural gas	––	419,226	(a)	419,226
Oil, condensate, and natural gas liquids	––	27,428	(a)	27,428
Total oil and gas sales	529,586	(82,932)		446,654
Other	2,011	(2,011	)(a)	––
Marketing, processing, and other	––	77	(a)	77
Total revenue	531,597	(84,866)		446,731
Operating expenses:
Lease operating expenses	63,959	(29,958	)(a)	34,001
Severance tax	18,102	(18,102	)(a)	––
Production and property taxes	––	23,443	(a)	23,443
Transportation and processing costs	10,636	(715	)(a)	9,921
General and administrative (including stock-based compensation)	36,013	––		36,013
Depreciation and depletion	253,666	(40,399	)(a)	213,267
Writedown in carrying value of natural gas and oil properties	19,000	––		19,000
Accretion of asset retirement obligations	3,373	(1,438	)(a)	1,935
Total operating expenses	404,749	(67,169)		337,580
Earnings from operations	126,848	(17,697)		109,151
Other income and expense:
Interest expense	25,206	(4,862	)(b)	20,344
Unrealized losses on derivative instruments, net	––	12,105	(a)	12,105
Other (income) expense, net	(13,495)	2,901	(a)	(10,594)
Total other income and expense	11,711	10,144		21,855
Earnings before income taxes	115,137	(27,841)		87,296
Income tax expense	47,354	(9,745	)(c)	37,609
Net earnings	$67,783	(18,096)		49,687

(a)   To reclassify certain amounts of natural gas and oil revenues and operating expenses to conform to Forest’s presentation and to eliminate natural gas and oil revenues and operating expenses associated with the Texas GOM assets and Louisiana GOM assets sold.

(b)  To adjust interest expense assuming the repayment of $344 million in outstanding borrowings under Houston Exploration’s revolving credit facility as of January 1, 2006, which proceeds include: (i) $158 million from the sale of Texas GOM assets; (ii) $216 million from the sale of the Louisiana GOM assets; reduced by (iii) $30 million for the payment of the net profits interest to a predecessor owner of certain offshore assets.

(c)   To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.